News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Executive Vice President, Finance and Administration, and Chief Financial Officer (609) 275-0500 jack.henneman@integralife.com	Angela Steinway (609) 936-2268 angela.steinway@integralife.com

Integra LifeSciences Reports Fourth Quarter and Full Year 2010 Financial Results

Revenues for the fourth quarter and full year increased to $194 million and $732 million

Plainsboro, New Jersey, February 24, 2011 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the fourth quarter and full year ending December 31, 2010. Total revenues for the fourth quarter were $194.1 million, reflecting an increase of $10.6 million, or 6%, over the fourth quarter of 2009. Total revenues in the full year of 2010 were $732.1 million, reflecting an increase of $49.6 million, or 7%, over the full year of 2009. Excluding the impact of currency exchange rates, revenues increased 7% over the fourth quarter of 2009 and 7% over the full year 2009. We present revenues by product category in a table at the end of this press release.

“We successfully navigated the continued challenges presented by the economy in 2010. Our financial results highlight the strength of our diverse revenue base,” said Integra’s Chief Executive Officer, Stuart Essig. “We believe the investments we made throughout 2010 position our company well for long-term growth.”

The Company reported GAAP net income of $18.8 million, or $0.63 per diluted share, for the fourth quarter of 2010, compared to GAAP net income of $15.7 million, or $0.53 per diluted share, for the fourth quarter of 2009. The Company reported GAAP net income of $65.7 million, or $2.17 per diluted share, for the full year 2010, compared to GAAP net income of $51.0 million, or $1.74 per diluted share in 2009.

Adjusted net income for the fourth quarter of 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $24.0 million, or $0.80 per diluted share, compared to $21.0 million, or $0.71 per diluted share, in the fourth quarter of 2009. Adjusted net income for the full year 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $89.9 million, or $2.97 per diluted share, compared to $76.5 million, or $2.61 per diluted share in 2009.

Integra generated $28.4 million in cash flows from operations and used $18.2 million of cash on capital expenditures in the fourth quarter of 2010. For the full year ended December 31, 2010, Integra’s cash flows from operations totaled $105.6 million. The Company used $37.1 million of cash on capital expenditures during the year.

Adjusted EBITDA for the fourth quarter of 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $41.5 million, flat compared to the same period last year. Adjusted EBITDA for the full year 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $151.0 million, an increase of 4% compared to the full year 2009.

Adjusted EBITDA excluding stock-based compensation for the fourth quarter of 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $45.8 million, an increase of 1% compared to the same period last year. Adjusted EBITDA excluding stock-based compensation for the full year 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $166.7 million, an increase of 4% compared to the same period last year.

Outlook for 2011

The Company is providing revenues and earnings per share guidance for the full year 2011. The Company anticipates revenues between $765 million and $780 million, at current exchange rates. As has been the case in the past, we expect revenues in the first quarter of 2011 to be 7% to 8% lower than the fourth quarter of 2010, and earnings to be disproportionately lower, and that the fourth quarter of 2011 will be the strongest quarter of the year. The Company is guiding to GAAP earnings per diluted share of between $1.97 and $2.12 and to adjusted earnings per diluted share of between $2.87 and $3.02. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges as described in the Discussion of Adjusted Financial measures below that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET on Thursday, February 24, 2011 to discuss financial results for the fourth quarter and full year 2010 and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-457-2693 and using the passcode 2097741. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.integralife.com. Access to the replay is available through March 10, 2011 by dialing 719-457-0820 and using the passcode 2097741. The webcast will also be archived on the website.

***

Integra LifeSciences, a world leader in medical devices, is dedicated to limiting uncertainty for surgeons, so they can concentrate on providing the best patient care. Integra offers innovative solutions in orthopedics, neurosurgery, spine, reconstructive and general surgery. For more information, please visit www.integralife.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, stock-based compensation, non-GAAP adjustments such as system implementations charges, acquisition-related charges, non-cash amortization of imputed interest as a result of the adoption of the current convertible debt accounting, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs to procure and manufacture our products; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; the timing and amount of share-based awards granted to employees; fluctuations in foreign currency exchange rates; the amount of our convertible notes and bank borrowings outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2010 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) acquisition-related charges; (ii) certain employee termination and related costs; (iii) intangible asset impairment charges; (iv) charges associated with discontinued or withdrawn product lines; (v) systems implementation charges; (vi) facility consolidation, manufacturing and distribution transfer charges; (vii) incremental professional and bank fees related to the possibility of obtaining a waiver under our revolving credit facility; (viii) charges related to restructuring our European subsidiaries; (ix) charges related to our Chief Operating Officer’s fully-vested equity and cash signing bonus compensation and other expenses related to his joining the Company; (x) charges or gains related to litigation matters or disputes; (xi) gains and losses related to the early extinguishment of convertible notes; (xii) non-cash amortization of imputed interest as a result of the adoption of the current convertible debt accounting; (xiii) intangible asset amortization expense; (xiv) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items; and (xv) the income tax expense/benefit related to these adjustments. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter and year ended December 31, 2010 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters and years ended December 31, 2010 and 2009 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.integralife.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Total revenues	$194,134	$183,526	$732,068	$682,487
Costs and expenses:
Cost of product revenues	71,306	63,944	268,188	244,918
Research and development	13,331	11,810	48,114	44,280
Selling, general and administrative	82,590	76,484	305,055	281,102
Intangible asset amortization	2,744	3,441	12,017	14,363

Total costs and expenses	169,971	155,679	633,374	584,663
Operating income	24,163	27,847	98,694	97,824
Interest income	53	53	225	631
Interest expense	(5,125)	(4,876)	(18,356)	(23,227)
Other income (expense), net	349	(347)	1,551	(2,076)

Income before income taxes	19,440	22,677	82,114	73,152
Income tax expense (benefit)	633	6,946	16,445	22,197

Net income	18,807	15,731	65,669	50,955
Diluted net income per share*	$0.63	$0.53	$2.17	$1.74
Weighted average common shares
outstanding for diluted net
income per share	29,935	29,540	30,149	29,292

*In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (impacts the rounding by $0.01 or less per share) on diluted net income per share for all periods shown above.

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Growth in total revenues excluding the effects of currency exchange rates
(In thousands)

	Three Months Ended			Twelve Months Ended
	December 31,			December 31,
	2010	2009	Change	2010	2009	Change
Orthopedics	$74,074	$68,505	8%	$290,050	$262,170	11%
Neurosurgery	$74,150	$68,137	9%	$275,046	$256,544	7%
Instruments	$45,910	$46,884	-2%	$166,972	$163,773	2%

Total revenues	$194,134	$183,526	6%	$732,068	$682,487	7%
Impact of changes in
currency exchange rates	($1,350)	—		($715)	—

Growth in total revenues
excluding the effects of
currency exchange rates	$195,484	$183,526	7%	$732,783	$682,487	7%

Items included in GAAP net income
(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Acquisition-related charges (a)	$425	$632	$2,509	$5,598
Certain employee termination and related
charges (b)	339	28	1,498	674
Intangible asset impairment charges (c)	—	—	856	1,519
Charges associated with discontinued
or withdrawn product lines (d)	432	—	506	246
Systems implementation charges (e)	1,673	—	3,462	—
Facility consolidation, manufacturing
and distribution transfer charges (f)	872	280	1,676	768
Incremental professional and bank fees related to
the possibility of obtaining a waiver under our
revolving credit facility (g)	—	—	—	350
Charges related to restructuring
European entities (h)	934	—	1,329	1,876
Charges related to our Chief Operating Officer’s
fully-vested equity and cash signing bonus
compensation and other expenses related to
his joining the Company (i)	2,188	—	2,188	—
Litigation settlement (gain) and
related charges (j)	—	—	—	(253)
Loss (gain) related to early extinguishment
of convertible notes (k)	—	448	—	(469)
Non-cash amortization of imputed interest as a
result of the adoption of the current convertible
debt accounting (l)	1,606	2,038	7,125	9,900
Intangible asset amortization expense**	4,200	4,854	17,019	19,404
Income tax expense related to above
adjustments, quarterly adjustments
to income tax expense related to the
cumulative impact of changes in
estimated tax rates and certain
infrequently occurring items that
affected the reported tax rate	(7,483)	(2,986)	(13,957)	(14,052)
Stock-based compensation expense*	4,256	4,058	15,709	15,580
Depreciation expense	6,304	7,720	21,298	18,766

(a)	Q4 2010 — $364 recorded in cost of product revenues, $61 recorded in selling general and administrative;

FY 2010 — $1,760 recorded in cost of product revenues, $673 recorded in selling general and administrative, $76 included in research and development.
Q4 2009 — $215 recorded in cost of product revenues, $134 recorded in research and development, $283 recorded in selling general and administrative;

FY 2009 — $4,787 recorded in cost of product revenues, $410 recorded in research and development, $401 recorded in selling general and administrative.

(b)	Q4 2010 — $205 recorded in cost of product revenues; $134 recorded in selling general and administrative;

FY 2010 — $555 recorded in cost of product revenues; $943 recorded in selling general and administrative.
Q4 2009 – all recorded in cost of product revenues;
FY 2009 — $117 recorded in cost of product revenues, $160 recorded in research and development, $397 recorded in selling general and administrative.

(c)	FY 2010 – all recorded in intangible asset amortization.

FY 2009 - all recorded in cost of product revenues.
(d)	Q4 2010 — $317 recorded in cost of product revenues, $115 recorded in selling general and administrative;

FY 2010 — $391 recorded in cost of product revenues, $115 recorded in selling general and administrative.
FY 2009 — all recorded in cost of product revenues.

(e)	All recorded in selling general and administrative.

(f)	Q4 2010 — $202 recorded in cost of product revenues, $670 recorded in selling general and administrative;

FY 2010 — $936 recorded in cost of product revenues; $714 recorded in selling general and administrative; $26 recorded in research and development.
Q4 2009 – all recorded in cost of product revenues;

FY 2009 — $531 recorded in cost of product revenues, $237 recorded in selling general and administrative.

(g) FY 2009 – $200 recorded in selling general and administrative, $150 recorded in interest expense.
(h) FY 2010 – all recorded in selling general and administrative.

FY 2009 – all recorded in other expense (income).
(i) (j) (k) (l)	All recorded in selling general and administrative. FY 2009 — All recorded in other expense (income). All recorded in other expense (income). All recorded in interest expense.

*	Q4 2010 and FY 2010 – This amount excludes $1,500 of stock-based compensation expense included in item (i) above.

**	FY 2010 – This amount excludes $856 of intangible asset amortization expense included in item (c) above;

FY 2009 – This amount excludes $1,519 of intangible asset amortization expense included in item (c) above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA
EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP net income	$18,807	$15,731	$65,669	$50,955
Non-GAAP adjustments:
Depreciation and intangible asset
amortization expense	10,504	12,574	38,317	38,170
Other (income) expense, net	(349)	347	(1,551)	2,076
Interest (income) expense, net	5,072	4,823	18,131	22,596
Income tax expense	633	6,946	16,445	22,197
Acquisition-related charges	425	632	2,509	5,598
Certain employee termination and related
Charges	339	28	1,498	674
Intangible asset impairment charges	—	—	856	1,519
Charges associated with discontinued
or withdrawn product lines	432	—	506	246
Systems implementation charges	1,673	—	3,462	—
Facility consolidation, manufacturing
and distribution transfer charges	872	280	1,676	768
Incremental professional and bank fees
related to the possibility of obtaining a
waiver under our revolving credit facility	—	—	—	200
Charges related to restructuring
European entities	934	—	1,329	—
Charges related to our Chief Operating
Officer’s fully-vested equity and cash signing
bonus compensation and other expenses
related to his joining the Company	2,188	—	2,188	—
Total of non-GAAP adjustments	22,723	25,630	85,366	94,044

Adjusted EBITDA	$41,530	$41,361	$151,035	$144,999
Stock-based compensation expense	4,256	4,058	15,709	15,580

Adjusted EBITDA excluding stock-based
compensation	$45,786	$45,419	$166,744	$160,579

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
GAAP net income	$18,807	$15,731	$65,669	$50,955
Non-GAAP adjustments:
Acquisition-related charges	425	632	2,509	5,598
Certain employee termination and related
charges	339	28	1,498	674
Intangible asset impairment charges	—	—	856	1,519
Charges associated with discontinued
or withdrawn product lines	432	—	506	246
Systems implementation charges	1,673	—	3,462	—
Facility consolidation, manufacturing
and distribution transfer charges	872	280	1,676	768
Incremental professional and bank fees related to
the possibility of obtaining a waiver under our
revolving credit facility	—	—	—	350
Charges related to restructuring
European entities	934	—	1,329	1,876
Charges related to our Chief Operating Officer’s
fully-vested equity and cash signing bonus
compensation and other expenses related to
his joining the Company	2,188	—	2,188	—
Litigation settlement (gain) and
related charges	—	—	—	(253)
Loss (gain) related to early extinguishment
of convertible notes	—	448	—	(469)
Non-cash amortization of imputed interest as a
result of the adoption of the current convertible
debt accounting	1,606	2,038	7,125	9,900
Intangible asset amortization expense	4,200	4,854	17,019	19,404
Income tax expense related to above
adjustments, quarterly adjustments
to income tax expense related to the
cumulative impact of changes in
estimated tax rates and certain
infrequently occurring items that
affected the reported tax rate	(7,483)	(2,986)	(13,957)	(14,052)
Total of non-GAAP adjustments	5,186	5,294	24,211	25,561
Adjusted net income	$23,993	$21,025	$89,880	$76,516
Adjusted diluted net income per share *	$0.80	$0.71	$2.97	$2.61

Weighted average common shares outstanding
for diluted net income per share	29,935	29,540	30,149	29,292

*	In accordance with the authoritative guidance related to determining whether instruments issued in share-based payment transactions are participating securities, certain of the Company’s unvested restricted share units contain rights to receive non-forfeitable dividends, and thus, are participating securities requiring the two-class method of computing earnings per share. The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units with dividend rights from the numerator and excludes the dilutive impact of those units from the denominator. This had an insignificant impact (impacts the rounding by $0.01 or less per share) on diluted net income per share for all periods shown above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	December 31,	December 31,
	2010	2009
Cash and cash equivalents	$128,763	$71,891
Accounts receivable, net	106,005	103,228
Inventory, net	146,928	140,240
Term loan	148,126	—
Bank line of credit	100,000	160,000
Convertible securities	155,154	225,514
Stockholders’ equity	499,963	444,885

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2011

	Low	High

GAAP net income	$59,700	$64,200
Non-GAAP adjustments:
Acquisition-related charges	3,290	3,290
Systems implementation charges	14,000	14,000
Facility consolidation, manufacturing
and distribution transfer charges	2,230	2,230
Expenses related to our Chief Operating
Officer’s joining the Company	300	300
Non-cash amortization of imputed interest as a result of the
adoption of the current convertible debt accounting	6,710	6,710
Intangible asset amortization expense	16,960	16,960
Income tax expense related
to above adjustments and certain
infrequently occurring items	(16,190)	(16,190)

Total of non-GAAP adjustments	27,300	27,300

Adjusted net income	$87,000	$91,500
GAAP diluted net income per share	$1.97	$2.12
Non-GAAP adjustments detailed above
(per share)	$0.90	$0.90
Adjusted diluted net income per share	$2.87	$3.02

Weighted average common shares
outstanding for diluted net
income per share	30,300	30,300

IART-F
Source: Integra LifeSciences Holdings Corporation